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                                                                    EXHIBIT 3.54

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PASCO ZINC CORPORATION

                                      *****

         1.       The name of the corporation is

                           PASCO ZINC CORPORATION

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000).

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         5A.      The name and mailing address of each incorporator is as
follows:

             NAME               MAILING ADDRESS
         -------------        --------------------
         R. Lisembee          811 Dallas Avenue
                              Houston, Texas 77002

         V. S. Alfano         811 Dallas Avenue
                              Houston, Texas 77002

         K. S. Hood           811 Dallas Avenue
                              Houston, Texas 77002

         5B.      The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

               NAME                 MAILING ADDRESS
         ----------------     ---------------------------
         M. Russ Robinson     P.O. Box 611
                              Houston, Texas 77001

         Jerome Robinson      P.O. Box 611
                              Houston, Texas 77001

         Howard Robinson      P.O. Box 611
                              Houston, Texas 77001

         Stephen N. Brown     P.O. Box 611
                              Houston, Texas 77001

         6.       The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

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         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending

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the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director

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except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of June, 1992.
                                  /s/ R. Lisembee
                                  ---------------------------------
                                  R. Lisembee

                                  /s/ V. S. Alfano
                                  ---------------------------------
                                  V. S. Alfano

                                  /s/ K. S. Hood
                                  ---------------------------------
                                  K. S. Hood

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     *****

         PASCO ZINC CORPORATION. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of said corporation, by the
unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Pasco Zinc Corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

         "1.      The name of the corporation is

                           MIDWEST  ZINC-MILLINGTON, INC.."

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         SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Pasco Zinc Corporation has caused this certificate to be signed by Jerome Robinson, its Vice President, and attested by William G. Small, its Assistant Secretary, this 29th day of Oct., 1992.

                                        Pasco Zinc Corporation

                                        By /s/ Jerome Robinson
                                           --------------------------------
                                           Jerome Robinson, Vice President

ATTEST:

By /s/ William G. Small
   -------------------------------------
   William G. Small, Assistant Secretary

                                      -2-

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                             CERTIFICATE OF MERGER
                                       OF
               MIDWEST ZINC CORPORATION, AN ILLINOIS CORPORATION
                                      AND
              MIDWEST ZINC-HILLSBORO, INC., A DELAWARE CORPORATION
                                      INTO
              MIDWET ZINC-MILLINGTON, INC., A DELAWARE CORPORATION

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         MIDWEST ZINC CORPORATION, an Illinois Corporation
                                      and
         MIDWEST ZINC-HILLSBORO, INC., a Delaware Corporation
                                      INTO
         MIDWEST ZINC-MILLINGTON, INC., a Delaware Corporation

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Midwest Zinc-Millington, Inc. which shall hereinwith be changed to Midwest Zinc Corporation, a Delaware Corporation.

FOURTH: That the amendments of changes in the Certificate of Incorporation of Midwest-Zinc Millington, Inc., a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

         First Article of the Certificate of Incorporation shall be and read as follows: "1. The name of the corporation is Midwest Zinc Corporation."

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 3380 Fite Road, Millington, Tennessee 38053

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

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
       Corporation            Class   Number of shares       Par Value
Midwest Zinc Corporation      Common        1000            $1 per share

EIGHTH: That this Certificate of Merger shall be effective on the 30th day of April, 1995.

Dated: April 20, 1995

Midwest Zinc-Millington, Inc.
by its President, M. Russ Robinson

/s/ M. Russ Robinson
--------------------